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                                                                  EXHIBIT 99.01

THE ST JOE COMPANY
SUPPLEMENTAL CALCULATION OF SELECTED CONSOLIDATED FINANCIAL DATA
EXHIBIT 99.01
(DOLLARS IN THOUSANDS)


THE FOLLOWING TABLE CALCULATES EBITDA (GROSS AND NET):


                                                                Three          Three           Nine            Nine
                                                                Months         Months         Months          Months
                                                                Ended          Ended           Ended          Ended
                                                               Sept. 30,     Sept. 30,       Sept. 30,       Sept. 30,
                                                                 2000           1999           2000            2000
                                                               --------       --------       ---------       ---------

Income from continuing and discontinued operations before
  income taxes and minority interest                           $ 39,360       $ 35,987       $ 114,650       $  83,151
Additions:
  Depreciation and amortization                                  18,659         13,129          47,095          35,234
  Interest expense                                                4,026            464           9,280           1,765
  Impairment losses                                                              5,183                           5,183
  Spin-off costs                                                     57             --              68
Deductions:
  Gain on sales of nonoperating assets                           (1,300)        (8,853)         (1,826)         (9,112)
                                                               ========       ========       =========       =========
EBITDA, Gross                                                    60,802         45,910         169,267         116,221

Less minority interest percentages:
  Income before income taxes                                     (2,685)        (6,464)        (15,436)        (20,912)
  Depreciation and amortization                                  (5,888)        (4,073)        (14,278)        (11,000)
  Interest expense                                                 (498)           (55)         (1,000)           (120)
  Gain on sales of nonoperating assets                              600             51             838            (317)
                                                               ========       ========       =========       =========

EBITDA, Net                                                    $ 52,331       $ 35,369       $ 139,392       $  83,872


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